SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (Date of earliest event reported):


             Dyco Oil and Gas Program 1982-2 (a Limited Partnership)
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             (Exact name of Registrant as specified in its Articles)


   Oklahoma              0-12262                    41-1438437
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(State of other         (Commission             (I.R.S. Employer
jurisdiction of           File No.)              Identification)
incorporation or
organization)

                Two West Second Street, Tulsa, Oklahoma 74103
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             (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(918)583-1791

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ITEM 5:     OTHER EVENTS

         Effective October 31, 2002, the Dyco Oil and Gas Program 1982-2 (a Limited Partnership) (the "Program") was terminated pursuant to the terms of the limited partnership agreement governing the Program (the "Agreement") and the Minnesota Revised Limited Partnership Act. A notice of the General Partner's, Dyco Petroleum Corporation ("Dyco"), intent to terminate the Program, effective October 31, 2002, was mailed to all limited partners pursuant to the Agreement on July 31, 2002. Certificates of Cancellation terminating the Program were filed with the Minnesota Secretary of State on October 31, 2002.

         A description of the terms of the termination of the Program was included in the Quarterly Report on Form 10-Q for the Program filed with the Securities and Exchange Commission (the "SEC") on August 5, 2002. It is currently anticipated that certain of the Program's properties will be sold at auction in December 2002 with the remaining properties sold at auctions during the first quarter of 2003. A partial liquidating distribution is expected to be made to limited partners in December 2002 with the final liquidating distribution made in the second quarter of 2003.

         Immediately following the filing of this Form 8-K, the Program will file a Form 15 deregistering the Program with the SEC.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DYCO OIL AND GAS PROGRAM 1982-2
                              (a Limited Partnership)
                              By:   Dyco Petroleum Corporation
                                    General Partner and
                                    Partnership Liquidator

                                   //s// Dennis R. Neill
                              -----------------------------------
                                    Dennis R. Neill
                                    President
DATE:  October 31, 2002

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